UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 13, 2009

PMA Capital Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-31706	23-2217932
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

380 Sentry Parkway Blue Bell, Pennsylvania	19422
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(610) 397-5298

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2009, PMA Capital Corporation (the “Company”) entered into amended and restated employment agreements with Vincent T. Donnelly, President and Chief Executive Officer, and William E. Hitselberger, Executive Vice President and Chief Financial Officer.  The amended and restated employment agreements amended the term of employment and certain arrangements relating to each executive’s compensation and severance benefits, among other things.

Mr. Donnelly’s agreement expires on March 14, 2012 and provides compensation and benefit arrangements similar to his previous agreement.  The agreement provides for a minimum annual base salary of $715,000, an annual incentive compensation award targeted at 60% of base salary and a long-term incentive award targeted at 100% of base salary.  Award targets for periods beginning in 2010 may be revised in the discretion of the Company’s Compensation Committee.

Mr. Hitselberger’s agreement expires on September 14, 2011 and provides compensation and benefit arrangements similar to his previous agreement.  The agreement provides for a minimum annual base salary of $445,000, an annual incentive compensation award targeted at 45% of base salary and a long-term incentive award targeted at 70% of base salary.  Award targets for periods beginning in 2010 may be revised in the discretion of the Company’s Compensation Committee.

The employment agreements also provide for certain payments to Mr. Donnelly and Mr. Hitselberger in the event that their employment is terminated.  Events triggering the receipt of severance payments and benefits and the methods for determining the severance payments and benefits to be provided upon a triggering event are the same in all material respects as the previous agreements between the Company and the executives, except that (a) if the executive terminates his employment with the Company without good reason, he is not entitled to receive severance payments and benefits unless he has served for at least 90% of the term of the agreement and (b) if the executive terminates his employment without good reason after serving 90% of the term, the executive is entitled to a severance payment equal to the dollar amount set forth in his agreement rather than a multiple of his salary and target bonus at the time of termination.

A copy of the amended and restated employment agreements are attached as Exhibits 10.1 and 10.2 to this report and are incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit 10.1	Amended and Restated Executive Employment Agreement between PMA Capital Corporation and Vincent T. Donnelly

Exhibit 10.2	Amended and Restated Executive Employment Agreement between PMA Capital Corporation and William E. Hitselberger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMA Capital Corporation

March 18, 2009	By:	/s/ William E. Hitselberger
	Name:	William E. Hitselberger
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Amended and Restated Executive Employment Agreement between PMA Capital Corporation and Vincent T. Donnelly

Exhibit 10.2	Amended and Restated Executive Employment Agreement between PMA Capital Corporation and William E. Hitselberger